                                                                      Exhibit 11



INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 3 to the Registration Statement No. 333-46401 of New England Variable Life Separate Account (the "Separate Account") of New England Life Insurance Company (the "Company") of our reports dated February 4, 2000 appearing in the Prospectuses, which are part of such Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectuses.



Deloitte & Touche LLP
Boston, Massachusetts
April 26, 2000